SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM 8-K
                             ----------------------

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

               Date of Earliest Event Reported: December 15, 2000

                            ROANOKE TECHNOLOGY CORP.
             (Exact name of registrant as specified in its charter)

                                     Florida
                          (State or other jurisdiction
                              of incorporation or
                                 organization)

                                     0-26715
                            (Commission File Number)

                                   22-3558993
                       (IRS Employer Identification No.)

                539 Becker Drive, Roanoke Rapids, North Carolina
                 27870 (Address of principal executive offices,
                               including zip code)

                                 (252) 537-9222
              (Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

(a ) Previous Independent Auditors:

(i) Varma & Associates, C.P.A. ("Varma") was replaced by Gately & Associates, LLC as the independent auditor for the Company on December 15, 2000. The partner in charge of Gately & Associates, LLC, James Gately, was the partner in charge of the Company's audit with Varma & Associates. Mr. Gately has continued as auditor of Roanoke and has accepted the responsibility for the audit of the prior period as indicated in the Independent Auditors report.

(ii) Varma's reports on the financial statements of the Company for the two fiscal years ended October 31, 1999 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)    The Company's Board of Directors approved the change in accountants.

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(iv) For the two most recent fiscal years ended October 31, 2000, there has been no disagreement between the Company and Varma on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Varma would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

(b)      New Independent Accountants:

(i) The Company engaged, Gately & Associates, LLC, 22 W. Lake Beauty Drive, Suite 307, Orlando, Florida 32806 ("Gately"), as its new independent accountants as of December 15, 2000. Prior to such date, the Company did not consult with Gately regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Gately, or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-K.

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Item 7.  Financial Statements and Exhibits

(a)      Not applicable.
(b)      Not applicable.
(c)      Letter from Varma & Associates.


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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ROANOKE TECHNOLOGY CORP.

/s/ David L. Smith, Jr.
--------------------------------
DAVID L. SMITH, JR.,  President


Date: April 20, 2001

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